Exhibit 32

SECTION 1350 CERTIFICATIONS

I, Alfred P. West, Jr., Chairman and Chief Executive Officer, and Dennis J. McGonigle, Chief Financial Officer, of SEI Investments Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s Annual Report on Form 10-K for the annual period ended December 31, 2009 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2010	Date: February 25, 2010

/s/ Alfred P. West, Jr.	/s/ Dennis J. McGonigle
Alfred P. West, Jr.	Dennis J. McGonigle
Chairman and Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.